Exhibit 99.1

INIVATA LIMITED

Consolidated financial statements
for the years ended 31 December 2020 and 2019
Registered number: 09144647

INIVATA LIMITED

INIVATA LIMITED

Report of Independent Auditors

To Management and the Directors of Inivata Limited

We have audited the accompanying consolidated financial statements of Inivata Limited and its subsidiaries, which comprise the consolidated balance sheets as of 31 December 2020 and 2019, and the related consolidated statements of comprehensive income, changes in equity and cash flows for the years then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United Kingdom; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inivata Limited and its subsidiaries as of 31 December 2020 and 2019 , and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United Kingdom.

Emphasis of matter

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 19 to the consolidated financial statements. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom
1 September 2021

INIVATA LIMITED

Consolidated statements of comprehensive income
For the Years Ended 31 December 2020 and 2019
(All amounts in £ unless otherwise stated)

		Year Ended	Year Ended
	Note	31-Dec-20	31-Dec-19
Turnover		709,932	304,680
Cost of sales		(421,821)	(251,038)
Gross profit		288,111	53,642
Research and development expenses		(13,661,414)	(10,742,268)
Administrative expenses		(7,894,963)	(10,770,654)
Operating loss	5	(21,268,266)	(21,459,280)
Foreign currency losses		(1,558,937)	(1,557,451)
Interest receivable and similar income		7,076	252
Loss before taxation		(22,820,127)	(23,016,479)
Tax on loss	8	2,002,001	2,238,545
Loss for the financial year		(20,818,126)	(20,777,934)
Currency translation differences		504,610	739,541
Total comprehensive expense for the year		(20,313,516)	(20,038,393)

The notes on pages 8 to 23 are an integral part of these financial statements.
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INIVATA LIMITED

Consolidated balance sheets
As at 31 December 2020 and 2019
(All amounts in £ unless otherwise stated)

		As at 31 December
	Note	2020	2019
Property, plant and equipment	9	1,402,191	1,982,676
		1,402,191	1,982,676
Current assets
Inventories	11	263,523	296,649
Debtors	12	3,952,324	5,254,287
Cash and cash equivalents		23,496,540	8,102,370
		27,712,387	13,653,306
Creditors: amounts falling due within one year	13	(2,481,035)	(1,673,424)
Net current assets		25,231,352	11,979,882
Total assets less current liabilities		26,633,543	13,962,558
Capital and reserves
Called up share capital	15	589	449
Share premium account		106,253,694	75,012,731
Currency reserve		750,601	245,991
Other reserves		5,204,807	3,461,434
Accumulated losses		(85,576,148)	(64,758,047)
Total equity		26,633,543	13,962,558

The notes on pages 8 to 23 are an integral part of these financial statements.

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INIVATA LIMITED

Consolidated statements of changes in equity
For the years ended 31 December 2020 and 2019
(All amounts in £ unless otherwise stated)

	Note	Called-up share capital	Share premium account	Currency reserves	Other reserves	Accumulated losses	Total equity
Balance as at 1 January 2019		335	53,595,961	(493,550)	1,710,450	(43,980,088)	10,833,108
Loss for the year		—	—	—	—	(20,777,934)	(20,777,934)
Other comprehensive income for the year		—	—	739,541	—	—	739,541
Total comprehensive expense for the year		—	—	739,541	—	(20,777,934)	(20,038,393)
Series B shares issued during the year	15	113	21,416,770	—	—	—	21,416,883
Share-based payments	7	1	—	—	1,750,984	—	1,750,985
Balance as at 31 December 2019 and 1 January 2020		449	75,012,731	245,991	3,461,434	(64,758,022)	13,962,583
Loss for the year		—	—	—	—	(20,818,126)	(20,818,126)
Other comprehensive expense for the year		—	—	504,610	—	—	504,610
Total comprehensive expense for the year		—	—	504,610	—	(20,818,126)	(20,313,516)
Series C shares issued during the year	15	140	31,220,132	—	—	—	31,220,272
Issued on exercise of share options	7	—	20,831	—	—	—	20,831
Share-based payments	7	—	—	—	1,743,373	—	1,743,373
Balance as at 31 December 2020		589	106,253,694	750,601	5,204,807	(85,576,148)	26,633,543

The notes on pages 8 to 23 are an integral part of these financial statements.
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INIVATA LIMITED

Consolidated statements of cash flows
For the years ended 31 December 2020 and 2019
(All amounts in £ unless otherwise stated)

	Year Ended 31-Dec-2020	Year Ended 31-Dec-2019
Loss for the financial year	(20,818,126)	(20,777,934)
Adjustments for:
Taxation	(2,002,001)	(2,238,545)
Interest receivable and similar income	(7,076)	(252)
Foreign currency losses	1,172,674	1,557,451
Taxes received	4,286,082	182,662
Depreciation of tangible assets	791,060	837,209
Loss on disposal of tangible assets	6,829	475
Share-based payment charge	1,743,373	1,750,984
Working capital movements:
Decrease/(increase) in inventories	33,127	(296,568)
Increase in debtors	(982,108)	(9,722)
Increase/(decrease) in creditors	807,583	(9,162)
Net cash used in operating activities	(14,968,583)	(19,003,402)

Cash flow from investing activities
Purchase of tangible assets	(217,402)	(417,581)
Proceeds from disposals of tangible assets	—	400
Interest received	7,076	252
Net cash used in investing activities	(210,326)	(416,929)

Cash flow from financing activities
Proceeds from issue of ordinary share capital and series B (net of costs of issue)	—	21,416,884
Proceeds from issue of ordinary share capital and series C (net of costs of issue)	31,241,103	—
Net cash generated from financing activities	31,241,103	21,416,884

Net increase in cash and cash equivalents	16,062,194	1,996,553
Effect of exchange rates on cash and cash equivalents	(668,024)	(745,276)
Cash and cash equivalents at the beginning of the year	8,102,370	6,851,093
Cash and cash equivalents at the end of the year	23,496,540	8,102,370

The notes on pages 8 to 23 are an integral part of these financial statements.
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INIVATA LIMITED
Notes to the consolidated financial statements
For the Years Ended 31 December 2020 and 2019
(All amounts in £ unless otherwise stated)

1. General information
Inivata Limited and its wholly-owned subsidiary, Inivata Inc., (together ‘‘the Company’’) perform research and development into clinical cancer genomics using circulating DNA analysis to improve testing and treatment for oncologists and their patients.
Inivata Limited is a private company limited by shares incorporated and domiciled in United Kingdom. Inivata Limited is registered in England and Wales with registered number 09144647. The address of its registered office is The Glenn Berge Building, Babraham, Cambridge CB22 3FH
Inivata Inc. is the wholly owned subsidiary of Inivata Limited. Inivata Inc. maintains operations in the United States including an office and laboratory in Research Triangle Park, North Carolina.
The financial statements and accompanying notes were authorised for issue by the board of directors on 1 September 2021
2. Purpose of these financial statements
The consolidated financial statements of Inivata Limited have been prepared with the purpose of providing financial information to NeoGenomics, Inc. (“NeoGenomics”), which acquired the Company effective 18 June 2021, to assist it in satisfying NeoGenomics’ reporting responsibilities under Regulation S-X, Rule 3-05.
These financial statements have been prepared in compliance with United Kingdom Accounting Standards, including Financial Reporting Standard 102, ‘‘The Financial Reporting Standard applicable in the United Kingdom and the Republic of Ireland’’ (‘‘FRS 102’’) and the Companies Act 2006 (“Local GAAP”). They also incorporate, in note 19, a summary of differences between accounting principles generally accepted in the United Kingdom and the United States of America. These consolidated financial statements have not been prepared under section 394 of the Companies Act 2006 and are not the Company’s statutory financial statements.
3. Summary of significant accounting policies
The principal accounting policies in the preparation of these financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.
a.Basis of preparation
These consolidated financial statements are prepared on a going concern basis, under the historical cost convention.
The preparation of financial statements requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the Company accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the financial statements, are disclosed in note 4.
b. Going Concern
The directors believe that the cash and cash equivalents on hand at the date of approval of the financial statements together with the commitment by NeoGenomics to fund Company’s operations is sufficient for the Company to continue in operational existence for a period of at least 12 months after the date of approval of these financial statements. NeoGenomics, as of 30 June 2021, reported in
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excess of $500 million cash and cash equivalents and investments. The cash flow forecast prepared by the Company reflects assumptions on revenue for sample volume from both NeoGenomics for InVisionFirst®-Lung as well as estimated pharma collaboration business. However, the severe but plausible scenario of removing all revenue and related sample volume and gross margin, despite maintaining or increasing operational and capital expenditure compared to the year ended December 31, 2020, could readily be supported through cash and cash equivalents and investments of NeoGenomics to maintain Company operations for a period of at least 12 months after approval of these financial statements.
The directors are confident the Company can continue in operational existence for a period of at least 12 months after the date of signing these financial statements as a subsidiary of NeoGenomics. Hence, it is appropriate that these financial statements are prepared on a going concern basis. The Company financial statements do not include the adjustments that would result if they were unable to continue as a going concern.
c. Basis of consolidation
The consolidated financial statements include the financial statements of Inivata Limited and its wholly-owned subsidiary in the United States, Inivata Inc. All intercompany transactions, balances, income and expenses are eliminated on consolidation.
d. Foreign currency
i.Functional and presentation currency
The Company’s financial statements are presented in pound sterling, which is also the functional currency of Inivata Limited.
ii. Transactions and balances
Foreign currency transactions are translated into the functional currency using the closing rate for the month.
At each period end, foreign currency monetary items are translated using the closing rate. Non-monetary items measured at historical cost are translated using the exchange rate at the date of the transaction and non-monetary items measured at fair value are measured using the exchange rate when fair value was determined.
Foreign exchange gains and losses resulting from the settlement of transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the profit and loss account.
Foreign currency gains and losses that relate to cash and cash equivalents are presented in the profit and loss account within non-operating (losses)/gains. All other foreign currency gains and losses are presented in the profit and loss account within operating losses.
iii. Translation
The trading results of Inivata, Inc. are translated into sterling at the monthly exchange rates for the year. The assets and liabilities of overseas undertakings are translated at the exchange rates ruling at the year-end. Currency adjustments arising from the retranslation of opening net investments and from the translation of the profits or losses at average rates are recognised in ‘Other comprehensive income’.
e. Revenue recognition
Revenue is measured at the fair value of the consideration received or receivable and represents the amount receivable for services, net of discounts. The Company recognises revenue when all of the following criteria are met (a) the significant risks and rewards of ownership have been transferred to the buyer; (b) the Company retains no continuing involvement or control; (c) the amount of revenue can be measured reliably and (d) it is probable that future economic benefits will flow to the entity.
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Precision oncology services include genomic profiling and the delivery of other genomic information derived from the Company’s platform. The Company currently receives payments from commercial third-party payers, certain hospitals and oncology centres and individual patients, as well as corporate customers and research institutes.
The Company derives revenue from the provision of precision oncology testing at the time results of the test are reported to physicians. Most of precision oncology tests requested by clinical customers are sold without a contracted engagement with a third-party payer; therefore, the Company experiences significant variability in collections and does not have sufficient history to establish a predictable pattern of payment. For customers who have demonstrated that collectability is probable, and pricing is contractually agreed, revenue is recognized upon delivery of the test results on an accrual basis. For customers that have not demonstrated that collectability is probable, revenue is not recognized until concerns about collectability have been resolved. The Company’s precision oncology information services are delivered electronically, and as such there are no shipping or handling fees incurred by the Company or billed to customers.
Revenue from sales of the Company’s tests to biopharmaceutical customers are based on a negotiated price per test or on the basis of an agreement to provide certain testing volume, data access or biopharmaceutical research and development services over a defined period. The Company recognizes revenue upon delivery of the test results, or over the period in which biopharmaceutical research and development services are provided, as appropriate.
The Company only has one class of business and sales were primarily in the United States of America.
f. Cost of sales
Cost of sales are direct costs associated with revenue recognised and includes cost of precision oncology testing and cost of development service. Cost of precision oncology testing generally consists of cost of materials, direct labour including bonus, benefit and stock-based compensation, equipment and infrastructure expenses associated with processing liquid biopsy test samples (including sample accessioning, library preparation, sequencing, quality control analyses and shipping charges to transport blood samples), freight and curation of test results for physicians. Infrastructure expenses include depreciation of laboratory equipment, rent costs, amortization of leasehold improvements and information technology costs. Costs associated with performing the Group’s tests are recorded as the tests are performed regardless of whether revenue was recognized with respect to that test.
Cost of development service includes costs incurred for the performance of development services requested by the Group’s customers.
g. Research and development costs
Research and development expenditures are charged to the statement of comprehensive income as incurred.

h. Employee benefits

i.Short term benefits

Short term benefits, including holiday pay and other similar non-monetary benefits, are recognised as an expense in the period in which the service is received.

ii. Defined contribution pension plans
The Company operates a number of country-specific defined contribution plans for its employees. A defined contribution plan is a pension plan under which the Company pays fixed contributions into a separate entity. Once the contributions have been paid, the Company has no further payment obligations. The contributions are recognised as an expense in the Statement of Comprehensive
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Income when they fall due. Amounts not paid are shown in accruals as a liability in the Balance sheet. The assets of the plan are held separately from the Company in independently administered funds.
iii. Annual bonus plan
The Company operates a number of annual bonus plans for employees. An expense is recognised in the profit and loss account when the Company has a legal or constructive obligation to make payments under the plans as a result of past events and a reliable estimate of the obligation can be made.
iv. Share-based payments
The Company provides share-based payment arrangements to certain employees. Equity-settled arrangements are measured at fair value (excluding the effect of non-market based vesting conditions) at the date of the grant. The fair value is expensed on a straight-line basis over the vesting period subject to expected forfeitures. The amount recognised as an expense is adjusted to reflect the actual number of shares or options that will vest.
Where equity-settled arrangements are modified, and are of benefit to the employee, the incremental fair value is recognised over the period from the date of modification to date of vesting. Where a modification is not beneficial to the employee there is no change to the charge for share-based payment. Settlements and cancellations are treated as an acceleration of vesting and the unvested amount is recognised immediately in the income statement.
i. Taxation
Taxation expense for the period comprises current and deferred tax recognised in the reporting period. Tax is recognised in the profit and loss account, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case tax is also recognised in other comprehensive income or directly in equity respectively.
The Company incur losses and, therefore, do not recognise income tax charges / credits except for research and development tax credits where applicable.
i.Current tax
Current tax is the amount of income tax payable in respect of the taxable profit for the year or prior years. Tax is calculated on the basis of tax rates and laws that have been enacted or substantively enacted by the period end. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.
The Company is entitled to claim tax credits in the United Kingdom for certain research and development expenditure. The Company is also entitled to claim tax credits in the United States for certain research and development expenditure.
ii. Deferred tax
Deferred tax arises from timing differences that are differences between taxable profits and total comprehensive income as stated in the financial statements. These timing differences arise from the inclusion of income and expenses in tax assessments in periods different from those in which they are recognised in financial statements.
Deferred tax is recognised on all timing differences at the reporting date. Unrelieved tax losses and other deferred tax assets are only recognised when it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.
Deferred tax is measured using tax rates and laws that have been enacted or substantively enacted by the period end and that are expected to apply to the reversal of the timing difference.
j. Tangible assets
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Tangible assets are stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes the original purchase price, costs directly attributable to bringing the asset to its working condition for its intended use, dismantling and restoration costs.
i.Depreciation and residual values
Assets in the course of construction are not depreciated until they are available for use. Depreciation on other assets is calculated, using the straight-line method, to allocate the depreciable amount to their residual values over their estimated useful lives, as follows:

•Leasehold improvements	over the shorter of 3 years and the remaining lease period
•Plant and machinery	over 5 years
•Office and computer equipment	over 3 years
The assets’ residual values and useful lives are reviewed, and adjusted, if appropriate, at the end of each reporting period. The effect of any change is accounted for prospectively.
The carrying values of tangible fixed assets are reviewed for impairment annually or when events or changes in circumstances indicate the carrying value may not be recoverable.
Repairs, maintenance and minor inspection costs are expensed as incurred
ii. Construction in progress
Assets in the course of construction are stated at cost. These assets are not depreciated until they are available for use.
iii. Derecognition
Tangible assets are derecognised on disposal. On disposal, the difference between the net disposal proceeds and the carrying amount is recognised in profit or loss and included in ‘Other operating (losses)/gains’.
k. Leased assets
At inception the Company assesses agreements that transfer the right to use assets. The assessment considers whether the arrangement is, or contains, a lease based on the substance of the arrangement.
i.Finance leased assets
Leases of assets that transfer substantially all the risks and rewards incidental to ownership are classified as finance leases.
ii. Operating leased assets
Leases that do not transfer all the risks and rewards of ownership are classified as operating leases. Payments under operating leases are charged to the profit and loss account on a straight-line basis over the period of the lease.
l. Impairment of non-financial assets
At each balance sheet date non-financial assets not carried at fair value are assessed to determine whether there is an indication that the asset (or asset’s cash generating unit) may be impaired. If there is such an indication the recoverable amount of the asset (or asset’s cash generating unit) is compared to the carrying amount of the asset (or asset’s cash generating unit).
m. Inventories
Inventories are stated at the lower of cost and estimated selling price less costs to sell. Inventories are recognised as an expense in the period in which the related revenue is recognised.
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Cost is determined on the first-in, first-out (FIFO) method. Cost includes the purchase price, including taxes and duties and transport and handling directly attributable to bringing the inventory to its present location and condition.
At the end of each reporting period inventories are assessed for impairment. If an item of inventory is impaired, the identified inventory is reduced to its selling price less costs to complete and sell and an impairment charge is recognised in the profit and loss account. Where a reversal of the impairment is required the impairment charge is reversed, up to the original impairment loss, and is recognised as a credit in the profit and loss account.
n. Cash and cash equivalents
Cash and cash equivalents include deposits held at call with banks and bank operating accounts. Bank overdrafts, when applicable, are shown within borrowings in current liabilities. Interest receivable and similar income on the statement of comprehensive income was earned on our bank accounts.
o. Provisions and contingencies
i.Provisions
Provisions are recognised when the Company has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount of the obligation can be estimated reliably.
Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations might be small.
Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to passage of time is recognised as a finance cost.
ii. Contingencies
Contingent liabilities are not recognised, except those acquired in a business combination. Contingent liabilities arise as a result of past events when (i) it is not probable that there will be an outflow of resources or that the amount cannot be reliably measured at the reporting date or (ii) when the existence will be confirmed by the occurrence or non-occurrence of uncertain future events not wholly within the Company’s control. Contingent liabilities are disclosed in the financial statements unless the probability of an outflow of resources is remote.
Contingent assets are not recognised. Contingent assets are disclosed in the financial statements when an inflow of economic benefits is probable.
p. Financial instruments
The Company only enters into basic financial instruments transactions that result in the recognition of financial assets and liabilities such as accounts receivable and payable. The carrying amount of cash and cash equivalents accounts, receivable, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments.
q. Share capital
Shares are classified as equity when they represent the residual interest in the Company’s assets after deducting all its liabilities. Incremental costs directly attributable to the issue of new ordinary shares or options are shown in equity as a deduction, net of tax, from the proceeds.
r. Related party transactions
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The Company discloses transactions with related parties which are not wholly owned by the Company. Where appropriate, transactions of a similar nature are aggregated unless, in the opinion of the directors, separate disclosure is necessary to understand the effect of the transactions on the Company financial statements.
4. Critical accounting judgements and estimation uncertainty
Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. The Company makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. There are no estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, but other areas of estimation uncertainty are set out below.
Share based compensation expense
The estimation of share-based compensation expense requires the selection of an appropriate valuation model, consideration as to the inputs necessary for the valuation model chosen and the estimation of the number of awards that will ultimately vest, inputs based on participation of employees (see note 7).
5. Operating loss
The operating loss is stated after charging/(crediting):

	Year Ended 31-Dec-2020	Year Ended 31-Dec-2019
Wages and Salaries	7,592,195	6,913,012
Social Security Costs	522,885	497,847
Other pension Costs	364,746	346,537
Share-based payments	1,743,373	1,750,984
Staff Costs	10,223,199	9,508,380

Depreciation of owned assets (see note 9)	791,060	837,209
Loss on disposal of tangible assets	6,829	475
Operating lease charges	1,360,765	1,190,416
Foreign exchange gains	(13,788)	(547)
Fees payable to the Company’s auditors and their associates for the audit of the Company and the Group’s consolidated financial statements	48,500	36,800

In addition to foreign exchange differences recorded in operating loss, foreign exchange differences of £(1,558,937) (2019: £1,557,451) arose on re-translation of cash and financing items and were recorded below operating loss.

6. Employees and directors

Employees

The average monthly number of persons (including executive directors) employed during the year was:

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	2020 Number	2019 Number
By activity
Research and development	50	50
Administration	31	27
	81	77

The Group contributed to defined contribution pension schemes for its employees. Group contributions of £36,758 (2019 £Nil) were payable to the pension schemes at the year end of 2020.

Directors

The aggregate emoluments of the directors of the Company as set out below:

	2020	2019
Aggregate remuneration	511,133	484,925
Company pension contributions to defined contribution scheme	17,362	14,814
	528,495	499,739

One director (2019: one) was a member of the defined contribution plan and no other benefits were provided to any other directors. (2019: none).

Three directors (2019: four) exercised share options under the Company’s share-based payment scheme during the year.

Highest paid director

The highest paid director’s emoluments were as follows:

	2020	2019
Aggregate remuneration	373,942	357,898
Company pension contributions to defined contribution scheme	15,747	14,814
	389,689	372,712

The highest paid director did not exercise options in 2020 (2019: no shares exercised).

Key management compensation

The Company considers all directors as key management personnel, the compensation of which is disclosed above.

7. Share-based payments

The Company operates a share-based payment scheme for its employees. The options are granted with a fixed exercise price, vest over time up to four years after the date of grant and are exercisable up to the contractual life of ten years. Employees are required to remain in employment with the Company until exercise, otherwise the awards lapse unless Good Leaver status is granted to an employee by the Board of Directors. On the exercise of the options by the employee, the Company issues new shares.
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The cost of equity-settled share options with employees is measured by reference to the fair value of the equity instruments granted at the date at which they are granted and is recognised as compensation expense over the vesting period, which ends on the date on which the relevant employees become fully entitled to the award. No expense is recognised for awards that do not ultimately vest.

Where the terms of an equity-settled award are modified, or a new award is designated as replacing a cancelled or settled award, the cost based on the original award terms continues to be recognised over the original vesting period. In addition, an expense is recognised over the remainder of the new vesting period for the incremental fair value of any modification, based on the difference between the fair value of the original award and the fair value of the modified award, both as measured on the date of the modification. No reduction is recognised if this difference is negative.

The Company is unable to directly measure the fair value of employee services received. Instead, the fair value of the share options granted during the year is determined using an option pricing model; with the share price being determined using the discounted cash flow method under the income approach. The model is internationally recognised as being appropriate to value employee share schemes similar to the Company’s share-based payment scheme.

The total charge for the year was £1,743,373 (2019: £1,750,984). The reconciliation of share option movements over the two years ended 31 December 2020 is shown below:

	2020		2019
	No. (000's)	Weighted average exercise price £	No. (000's)	Weighted average exercise price £
Outstanding at 1 January	5,641	£0.22202	4,418	£0.167108
Granted	2,778	£0.37075	1,914	£0.26525
Exercised	(21)	£0.27752	(127)	£0.00001
Forfeited	(493)	£0.28393	(564)	£0.00001
Outstanding at 31 December	7,905	£0.27028	5,641	£0.22202
Exercisable at 31 December	4,596	£0.27712	3,192	£0.29010

8. Tax on loss
a.Tax credit included in comprehensive loss
In both years, the Company incurred losses and have therefore not recognised income tax charges. No deferred tax assets have been recognised by the Company as there is currently insufficient certainty of future trading profits. As of year end the total unrecognised deferred tax asset is £17,865,539, and there is no expiry date. The Company is entitled to claim tax credits for certain research and development expenditures.
b. Reconciliation of tax charge
Tax assessed for the year is higher (2019: higher) than the standard rate of corporation tax in the UK for the year ended 31 December 2020 of 19% (2019:19%). The differences are explained below:

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	2020	2019
Loss before tax	(22,820,127)	(23,016,479)
Loss before tax multiplied by the standard rate of tax in the UK of 19% (2019: 19%)	(4,335,824)	(4,373,131)
Effects of:
· Research and development tax credit	2,002,001	2,238,545
· Impact of overseas tax rates	(66,495)	(110,354)
· Expenses not deductible for tax purposes	442,484	402,588
· Losses carried forward for which no deferred tax asset is recognised	3,959,835	4,080,897
Tax credit for the year	2,002,001	2,238,545

c. Tax rate changes
In the Spring Budget 2021, the Government announced that from 1 April 2023 the corporation tax rate will increase to 25%. As the proposal to increase the rate to 25% had not been substantively enacted at the balance sheet date, its effects are not included in these financial statements.

9. Property, plant and equipment

Construction in progress amounts as at 31 December 2020 represented equipment on hand for process changes at the RTP laboratory.

	Plant & Machinery	Office & Computer equipment	Leasehold improvements	Construction in progress	Total
Cost:
At 1 January 2020	3,592,178	262,098	162,250	582,984	4,599,510
Additions	25,990	108,840	—	103,766	238,596
Disposals	(122,912)	(17,898)	(162,250)	—	(303,060)
Transfers	410,790	—	—	(410,790)	—
Foreign currency adjustment	(46,765)	(8,284)	—	(21,270)	(76,319)
At 31 December 2020	3,859,281	344,756	—	254,690	4,458,727
Accumulated depreciation and impairment:
At 1 January 2020	2,291,347	188,045	137,442	—	2,616,834
Disposals	(61,490)	(14,898)	(162,250)	—	(238,638)
Depreciation expense	699,405	66,847	24,808	—	791,060
Foreign currency adjustment	(108,396)	(4,324)	—	—	(112,720)
At 31 December 2020	2,820,866	235,670	—	—	3,056,536
Carrying amount:
At 31 December 2019	1,300,831	74,053	24,808	582,984	1,982,676
At 31 December 2020	1,038,415	109,086	—	254,690	1,402,191

10. Inventories
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The Company had inventory at 31 December 2020 of £263,523 (2019: £296,649). There is no significant difference between the replacement cost of the inventory and its carrying amount.
11. Debtors

	2020	2019
Trade debtors	138,624	20,853
VAT recoverable	115,371	41,173
R&D Tax Credit Claim	2,193,226	4,490,884
Long term lease deposits	298,896	21,055
Prepayments and accrued income	1,206,207	680,322
	3,952,324	5,254,287
Long term lease deposits are refundable deposits held by the lessor that are refundable more than one year from the date of the financial statements
12. Creditors: amounts falling due within one year

	2020	2019
Accounts Payable	667,126	765,659
Pension payable	36,758	—
Other taxation and social security	102,482	80,919
Accruals and deferred income	1,674,669	826,846
	2,481,035	1,673,424

13. Financial instruments
Financial assets that are debt instruments measured at amortised cost are trade debtors and amounts owed by Company undertakings and are reflected in note 11 debtors.
Financial liabilities measured at amortised cost are accounts payable, pensions payable, and accruals and are reflected in note 12 creditors.
14. Called up share capital and other reserves
Number of shares allotted, issued and fully paid

	Ordinary No.	Preference No.	Series A No.	Series B No.	Series C No.	£
At 1 January 2019	1,637,693	4,000,000	16,591,575	11,240,700	—	335
Settlement of employee share schemes	127,004	—	—	—	—	1
Series B shares issued	—	—	—	11,324,407	—	113
At 31 December 2019	1,764,697	4,000,000	16,591,575	22,565,107	—	449
Settlement of employee share schemes	20,831	—	—	—	—	—
Series C shares issued	—	—	—	—	14,005,400	140
At 31 December 2020	1,785,528	4,000,000	16,591,575	22,565,107	14,005,400	589

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Each Ordinary, Preference, Series A, B, and C shares carries one vote per share and all have a nominal value of £0.00001. In 2020 and 2019 respectively, 20,831 and 127,004 Ordinary shares were issued to employees upon exercise of share options under the Group’s share-based payment scheme. At 31 December 2020 and 2019 respectively, 10,158,242 and 6,485,763 Ordinary shares were allocated for the Company’s share-based payment scheme. At 31 December 2020 and 2019 respectively, 519,281 and 519,281 Series B shares were allotted for a Company director.

In January and March 2019 combined, 11,324,407 Series B shares of £0.00001 each were allotted, issued and fully paid for cash of £21,500,000. In January and March 2019 combined, an additional 1,584,530 Ordinary shares were allotted for the Company’s share-based payment scheme and 130,410 Series B shares were allotted for a Company director.

In May, August and December 2020 combined, 14,005,400 Series C shares of £0.00001 each were allotted, issued and fully paid for cash of £31,727,000. In May and December 2020 combined, an additional 3,693,310 Ordinary shares were allotted for the Company’s share-based payment scheme.

The Preference shares carry a fixed cumulative preferential dividend at the rate of 5% per annum payable subject to board approval. The preferential dividend shall be satisfied: in the event of a share sale; in the event of a liquidation event or business sale, or; in the event of a listing. On a winding-up, the holders have priority before Ordinary shares to receipt payment of capital plus any arrears of dividend. The Preference shares are convertible into Ordinary shares with notice at a defined conversion ratio.

The Series A, B, and C shares carry a fixed cumulative preferential dividend at the rate of 7% per annum payable subject to board approval. The preferential dividend shall be satisfied with priority of Series C and B before Series A: in the event of a share sale; in the event of a liquidation event or business sale; or in the event of a listing. On a winding-up, the holders of Series C and then A and B have priority before all other classes of shares to receipt payment of capital plus any arrears of dividend. The Series A, B and C shares are convertible into Ordinary shares with notice at a defined conversion ratio.

Other reserves represent the activity in the Group’s share-based payment scheme for its employees.

15. Capital and other commitments

Total future minimum lease payments under non-cancellable operating leases for each of the following periods:

	2020	2019
Operating leases which expire:
Within one year	1,048,338	1,120,603
2-5 years	758,568	539,673
Over 5 years	—	-
	1,806,906	1,660,276
Amounts contracted for but not provided in the financial statements amounted to £Nil for the Company as of 31 December 2020 and 2019. The Company had no other off-balance sheet arrangements.
16. Related party transactions
During the year, the Company purchased professional services from KBS Healthcare, a business based in the United States, of which J Buchalter, a director of Inivata Limited, is an owner and director. The total value of services purchased was £85,329 (2019 £183,832), and the amount remaining unpaid at 31 December 2020 and 2019 was £Nil.
During the year the Company paid Cancer Research Technology Limited, which is a shareholder of the Company, £74,462 (2019 £82,000) for rights to technology.
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During the year the Company paid University of Cambridge – Enterprise, a business that is a connected party to Cancer Research Technology Limited, which is a shareholder of the Company, £40,000 (2019 £40,000) for rights to technology.
During the year as part of the strategic alliance with NeoGenomics, which was a minority shareholder between its May 2020 investment in the Company and NeoGenomics’ acquisition of the Company effective 18 June 2021, the Company charged £336,611 (2019 £Nil) for tests performed, incurred £88,640 (2019 £Nil) in costs, and at the balance sheet date had a receivable balance of £136,189 (2019 £Nil).
During the year, the Company purchased laboratory services from University of Cambridge CRUK, a business that is a connected party to Cancer Research Technology Limited, which is a shareholder of the Company. The purchased laboratory services amounted to a cost of £Nil (2019 £39,770), of which the amount remaining unpaid at 31 December 2020 £Nil (2019 £Nil). All the services and related payables or receivables are due within 30 days from receipt of invoice (2019: 30 days).
17. Controlling party
The Company is owned by a number of private shareholders and companies, one (2019: three) of whom own more than 20% of the issued share capital of the Company. In May 2020 NeoGenomics entered into an agreement as part of its strategic alliance that granted them the ability to purchase all of the outstanding Ordinary and Preferred shares of the Company not already owned by NeoGenomics, effectively giving them control. On 18 June 2021 NeoGenomics exercised this option becoming the ultimate controlling party.
18. Events after the reporting period
In January 2021, the Company issued additional Series C shares providing subscribed capital of £13,877,000. Additionally, in January 2021, the Company drew on a £10,989,000 line of credit provided by NeoGenomics. Finally, in January 2021, 1,145,349 Ordinary shares were allotted for the Company’s share-based payment scheme.
In February 2021, the Company signed an agreement to lease new laboratory and office space in RTP, NC. This new facility is under construction and is expected to be completed during September 2021 pending no construction delays. Upon completion, the Company would expect to enter a three-year lease with one three-year renewal option with annual rents of £593,525 inclusive of certain services provided.
Effective 18 June 2021, NeoGenomics exercised its purchase option under the Option Deed and acquired all of the outstanding Ordinary and Preferred shares of the Company not already owned by NeoGenomics. Upon consummation of this transaction, the Company became a wholly-owned subsidiary of NeoGenomics Laboratories, Inc.

19. Summary of differences between accounting principles generally accepted in the United Kingdom and the United States of America
Reconciliations to US GAAP
The Company financial statements have been prepared in compliance with United Kingdom Accounting Standards, including Financial Reporting Standard 102, ‘‘The Financial Reporting Standard applicable in the United Kingdom and the Republic of Ireland’’ (‘‘FRS 102’’) and the Companies Act 2006 (“Local GAAP”), which differ in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”). Differences which have an effect on the net income, shareholders’ equity, and financial position of the Company are set out below:
Effect of differences between Local GAAP and US GAAP on comprehensive expense after tax:

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		Year Ended
		31 Dec 2020	31 Dec 2019
	Note	in £ GBP	in £ GBP
Total comprehensive expense for the period in accordance to UK GAAP		(20,313,516)	(20,038,393)
US GAAP adjustments
Accounting for Share-based payments under US GAAP	1	335,545	628,297
Accounting for leases under US GAAP	2	(38,666)	7,765
Total comprehensive expense for the year in accordance to US GAAP		(20,016,637)	(19,402,331)
As of 31 December 2020 and 2019 the Company has not recognised any deferred tax assets under Local GAAP. Under US GAAP, a full valuation allowance was maintained against the deferred tax asset of £17,688,280 as of 31 December 2020 and £13,784,852 as of 31 December 2019.

Effect of differences between Local GAAP and US GAAP on net liabilities:

		Year Ended
		31 Dec 2020	31 Dec 2019
	Note	in £ GBP	in £ GBP
Total assets less current liabilities in accordance to UK GAAP		26,633,543	13,962,558
US GAAP adjustments
Accounting for leases under US GAAP	2
Addition of right of use asset		3,690,259	1,074,908
Removal of prepaid rent		(239,062)	(110,061)
Addition of short term lease liability		(838,030)	(619,370)
Addition of long term lease liability		(2,753,148)	(369,701)
Removal of deferred rent		101,315	31,989
Total impact of Accounting for leases under US GAAP		(38,666)	7,765
Total assets less current liabilities in accordance to US GAAP		26,594,877	13,970,323

Total capital and reserves in accordance to UK GAAP		26,633,543	13,962,558
US GAAP adjustments
Change in Comprehensive income		296,879	636,062
Accounting for Share-based payments under US GAAP	1	(335,545)	(628,297)
Total equity in accordance to US GAAP		26,594,877	13,970,323

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Effect of differences between Local GAAP and US GAAP to net cashflow:
There are no significant differences to the net cash flow under US GAAP other than the additional non-cash disclosures included below.

		Year Ended
		31 Dec 2020	31 Dec 2019
	Note	in £ GBP	in £ GBP
Supplemental disclosures of noncash activity
Initial measurement of operating right of use assets	2	3,422,231	1,869,833
Initial measurement of operating lease liabilities	2	3,422,231	1,714,908

Explanation of Local GAAP to US GAAP differences
1.Accounting for Share-based payments
Under Local GAAP, the Company estimates the fair value of share options granted using a share price determined using the discounted cash flow method under the income approach which does not incorporate a discount for non-marketability as a private company.
Under US GAAP, the Company estimates the fair value of share options granted using a share price determined using the discounted cash flow method under the income approach; however, a discount for non-marketability as a private company is included. This results in overall lower share-based payment expense under US GAAP.
2. Accounting for Leases
Under Local GAAP, the Company has accounted for facility leases as well as certain equipment leases on an operating lease basis where expenses related to leases are charged to the profit and loss account on a straight-line based over the period of the lease.
Under US GAAP, an asset is recorded for the right to use the underlying asset (“ROU asset”) associated with the lease. The ROU asset is initially measured equal to the lease liability and adjusted for lease payments made at or before lease commencement, lease incentives, and any initial direct costs. For operating leases, the asset is then subsequently amortized generally on a straight-line basis. For finance leases the ROU asset is generally amortized on a straight-line basis unless another systematic basis is more representative of the pattern in which the lessee expects to consume the ROU asset’s future economic benefits. All of the Company’s current ROU assets are amortized on a straight-line basis.
Under US GAAP, lease liabilities are recorded based on the present value of the future lease payments over the lease term and assessed as of the commencement date. Incentives received from landlords, such as reimbursements for tenant improvements and rent abatement periods, effectively reduce the total lease payments owed for leases.
Some of the Company’s real estate lease agreements include options to either renew or early terminate the lease. Leases with renewal options allow the Company to extend the lease term typically between 3 and 7 years. When it is reasonably certain that the Company will exercise an option to renew or terminate a lease, these options are considered in determining the classification and measurement of the lease.
Certain real estate leases also include executory costs such as common area maintenance (non-lease component), as well as property insurance and property taxes (noncomponents). Lease payments, which may include lease components, non-lease components and non-components, are included in the measurement of the Company’s lease liabilities to the extent that such payments are either fixed amounts or variable amounts based on a rate or index (fixed in substance) as
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stipulated in the lease contract. Any actual costs in excess of such amounts are expensed as incurred as variable lease cost.
The Company utilizes its incremental borrowing rate by lease term in order to calculate the present value of its future lease payments when the implicit rates in the leases agreements are not readily determinable. The discount rate represents a risk-adjusted rate on a secured basis, and is the rate at which the Company would borrow funds to satisfy the scheduled lease liability payment streams commensurate with the lease term. On January 1, 2019, the discount rate used for existing leases at adoption was determined based on the remaining lease term using available data as of that date.
3. Financial statement presentation and terminology
As the Company’s financial statements have been prepared in accordance with Local GAAP, there are differences in presentation and terminology in comparison to financials statements that would have been prepared under US GAAP. Below is a summary of key financial statement line item differences and their equivalent presentation under US GAAP:

Consolidated Income Statement

i.Turnover approximates revenue.
ii.Interest receivable and similar income approximates interest income and other income.
iii.Tax on loss represents tax benefits from research and development credits which are probable of recovery primarily under UK income tax regulations.
iv.Loss for the financial year approximates net loss.
v.Under Local GAAP, the Company the has reported its 2020 and 2019 research and development refundable credits as an income tax benefit of £2,002,001 and £2,238,545, respectively, within Tax on Loss in the Statements of Comprehensive Income. Under US GAAP, those research and development refundable credits would be reclassified from Tax on Loss and be reported as a reduction to Research and Development Expenses.
vi.Total comprehensive expense for the year approximates comprehensive loss.

Consolidated Balance Sheet

i.Property plant and equipment is presented net of accumulated depreciation and under US GAAP would be presented after current assets.
ii.Debtors is a summary of all other current assets not separately identified in the financial statements. Footnote 11 further disaggregates these amounts. Below is a summary of key line items that the terminology differs from typical presentation under US GAAP:
a.    Trade debtors approximates accounts receivable, net
b.     VAT recoverable is value added tax that is reimbursable to the Company
c.    Long term lease deposits are refundable deposits held by the lessor that are refundable more than one year from the date of the financial statements. Under US GAAP these would be classified as a non-current asset.
d.    Prepayments and accrued income approximates a combination of prepaids and other current assets.
iii.     Creditors: amounts falling due within one year is a summary of all current liabilities not separately identified in the financial statements. Footnote 12 further disaggregates these amounts. Below is a summary of key line items that the terminology differs from typical presentation under US GAAP:
a.Other taxation and social security approximates taxes payable
b.Accruals and deferred income approximates a combination of accrued expenses, deferred revenue, and other current liabilities.
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iv.     Capital and reserves approximates equity total equity. Additionally, capital and reserve details include:
a.Called up share capital approximates common stock par value
b.Share premium account and other reserves approximates additional paid-in capital
c.Currency reserve approximates currency translation adjustment
d.Accumulated losses approximates retained earnings (loss)
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